UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2010

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Arbitron Inc. (the "Company") announces changes to its executive staff. Effective as of June 21, 2010, the positions of Executive Vice President, Chief Marketing Officer, and Executive Vice President, Customer Solutions, have been eliminated.

The employment of Alton L. Adams, formerly Executive Vice President, Chief Marketing Officer, and Dr. Robert F. Henrick, formerly Executive Vice President, Customer Solutions, will end during the third quarter of 2010. Mr. Adams will be entitled to receive severance compensation pursuant to the terms and conditions of a previously disclosed Executive Employment Agreement by and between the Company and Mr. Adams dated March 6, 2009. Dr. Henrick will be entitled to receive severance compensation pursuant to the terms and conditions of a previously disclosed Executive Employment Agreement by and between the Company and Dr. Henrick dated March 2, 2009.

In addition, among other changes, Sean R. Creamer, currently Executive Vice President, Finance and Planning and Chief Financial Officer, assumes an expanded role in the newly-created position of Executive Vice President of U.S. Media Services, responsible for the Company’s radio and cross-platform services and operations. Mr. Creamer will continue to lead the finance organization while the Company searches for his replacement as Chief Financial Officer.

Additional information about the Company’s changes to its executive staff is included in the press release issued on June 24, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Arbitron Inc. dated June 24, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

June 24, 2010	By:	Sean P. Mulcahy

Name: Sean P. Mulcahy
Title: Deputy General Counsel, Corporate and M&A, and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. dated June 24, 2010